                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                            CABLE TV FUND 14-A, LTD.

                                      AND

                             LENFEST ATLANTIC, INC.

                                     DATED

                                 March 28, 1996

                               TABLE OF CONTENTS

1.  CERTAIN DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.  PURCHASE AND SALE OF THE ASSETS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.1.  Agreement to Purchase and Sell . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.2.  Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3.  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4.  EBU Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.5.  Revenue Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.6.  Capital Expenditures Adjustment  . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.7.  Current Items Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.8.  Adjustments and Current Items Amount Calculated  . . . . . . . . . . . . . . . .   11
         2.9.  Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

3.  SELLER'S REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.1.  Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.2.  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.3.  System Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.4.  EBUs, Revenues and Capital Expenditures at Closing . . . . . . . . . . . . . . .   14
         3.5.  No Other Operators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.6.  Title and Condition of Personal Property . . . . . . . . . . . . . . . . . . . .   15
         3.7.  Franchises, Licenses and Contracts . . . . . . . . . . . . . . . . . . . . . . .   15
         3.8.  No Conflicts; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.9.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.10. Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.11. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.12. Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.13. No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.14. Compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . . .   18
         3.15. Environmental Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . .   21
         3.16. Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.17. Non-Infringement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.18. Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.19. Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.20. Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.21. Accuracy of Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.22. Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

4.  BUYER'S REPRESENTATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.1.  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.2.  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.3.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

5.  COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.1.  Seller's Pre-Closing Obligations . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.2.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         5.3.  Title Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         5.4.  Employees of the System  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         5.5.  Buyer's Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         5.6.  HSR Act Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         5.7.  Transitional Billing Services  . . . . . . . . . . . . . . . . . . . . . . . . .   27
         5.8.  Bulk Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

6.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         6.1.  Conditions Precedent to Buyer's Obligations  . . . . . . . . . . . . . . . . . .   27
         6.2.  Conditions Precedent to Seller's Obligations . . . . . . . . . . . . . . . . . .   28

7.  CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.1.  Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.2.  Seller's Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.3.  Buyer's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

8.  TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         8.1.  Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         8.2.  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

9.  SURVIVAL OF REPRESENTATIONS AND INDEMNITY   . . . . . . . . . . . . . . . . . . . . . . . .   33
         9.1.  Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . .   33
         9.2.  Seller's Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         9.3.  Buyer's Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         9.4.  Procedure for Indemnified Third Party Claim  . . . . . . . . . . . . . . . . . .   35
         9.5.  Limitation on Indemification . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         9.6.  Determination of Indemnification Amounts and Related Matters . . . . . . . . . .   36

10. CONFIDENTIALITY AND PRESS RELEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         10.1. Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         10.2. Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

11. BROKERAGE FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

12. CASUALTY LOSSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

13. MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         13.1. Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         13.2. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         13.3. Assignment; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         13.4. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         13.5. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         13.6. Collection of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         13.7. Entire Agreement; Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . .   40
         13.8. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         13.9. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         13.10.Schedules and Exhibits; Headings . . . . . . . . . . . . . . . . . . . . . . . .   40
         13.11.Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         13.12 Third Parties; Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . .   41
         13.13.Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         13.14.Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                        INDEX OF SCHEDULES AND EXHIBITS


                      Schedules

                         3.3          System Information
                         3.5          Competition
                         3.6          Personal Property
                         3.7          Franchises, Licenses and Contracts
                         3.8          Consents
                         3.9          Litigation
                         3.10         Employees of the System
                         3.11         Taxes
                         3.13         Material Adverse Changes
                         3.14         Legal Requirements
                         3.15         Environmental Matters
                         3.16         Real Property
                         3.19         Accounts Receivable
                         3.20         Bonds
                         5.1          Description of Compensation
                                      Practices


                      Exhibits

                          A           Form of Bill of Sale and Assignment
                          B           Opinion of Seller's Counsel
                          C           Opinion of Buyer's Counsel
                          D           Form of Assumption Agreement

                            ASSET PURCHASE AGREEMENT

                 This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 28th day of March, 1996, by and between CABLE TV FUND 14-A, LTD., a Colorado limited partnership (the "Seller"), and LENFEST ATLANTIC, INC., a New Jersey corporation (the "Buyer").

                                    RECITALS

                 A. Seller owns and operates the cable television system based in Turnersville, New Jersey and serving Washington and Monroe Townships in Gloucester County, Winslow and Waterford Townships and the Borough of Chesilhurst in Camden County and Folsom and Buena Vista Townships in Atlantic County, all in the State of New Jersey (the "System").

                 B. Seller desires to sell, and Buyer desires to purchase, substantially all of the assets comprising the System on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

                 In consideration of the mutual promises and covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

                 1.       CERTAIN DEFINITIONS.

                          As used in this Agreement, the following terms,
whether in singular or plural form, shall have the following meanings:

                 1.1. "Accounts Receivable" means the rights of Seller to payment for services rendered by Seller prior to the Closing Date in connection with the operation of the System, as reflected on the billing records of Seller.

                 1.2.     "Assumed Contracts" means (i) all Contracts listed in
Schedule 3.7 hereto not excluded by Buyer within fifteen (15) business days after receipt by Buyer of copies of the Contracts listed in Schedule 3.7; (ii) any Contracts entered into by Seller in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date that would have been listed on Schedule 3.7 had they been in existence on the date hereof and which Buyer agrees in writing to assume; and (iii) all Contracts, except employee-related contracts, vehicle leases and the Contracts referred to or listed in Section 2.2, which meet the criteria in Section 3.7 (i), (ii), (iii) or (iv) for exclusion from Schedule 3.7.

                 1.3. "Basic Subscriber" means any private residential customer account that is billed by individual unit (regardless of whether such account is in a single family home or in an individually billed unit in an apartment house or other multi-unit building) excluding (i) "second connects" or "additional outlets," as such terms are commonly understood in the cable television industry, (ii) accounts that are not charged, or are charged less than, standard rates for Limited Basic and/or Basic Plus service other than pursuant to a senior discount, (iii) accounts that have not paid in full for at least two (2) month's service at standard rates, except that accounts that are new to the System within the two (2) months prior to the Closing Date shall not be excluded so long as such accounts pay in full for at least two (2) month's service at standard rates from the date such accounts are activated by the System, (iv) accounts that are more than sixty (60) days delinquent from the date of billing on any amount due to Seller in excess of $5.00, (v) accounts that are pending disconnection for any reason, and (vi) accounts solicited during the sixty (60) day period preceding the Closing Date by extraordinary promotions or offers of discounts other than those generally being offered in the cable television industry.

                 1.4. "Basic Plus" means the tier programming service provided by the System as described on Schedule 3.3.

                 1.5. "Bulk Subscriber" means any commercial, bulk-billed and other account not billed by individual unit, such as hotels, motels, apartment houses and multi-family homes, excluding (i) accounts that have not paid in full for at least two (2) month's service, except that accounts that are new to the System within the two (2) months prior to the Closing Date shall not be excluded so long as such accounts pay in full for at least two (2) month's service from the date such accounts are activated by the System, (ii) accounts that are more than sixty (60) days delinquent from the date of billing on any amount due to Seller, (iii) accounts that are pending disconnection for any reason, and (iv) accounts solicited during the sixty (60) day period preceding the Closing Date by extraordinary promotions or offers of discounts other than those generally being offered in the cable television industry.

                 1.6. "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Section 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and
the Telecommunications Act of 1996, Pub. L. No. 104-104, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

                 1.7. "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 7.

                 1.8. "Closing Date" means the date of the Closing as determined in accordance with the provisions of Section 7.

                 1.9. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

                 1.10. "Consents" means all of the consents, permits or approvals of third parties necessary to transfer the Assets to Buyer or otherwise to consummate lawfully the transaction contemplated hereby.

                 1.11. "Contracts" means all leases, private easements, private rights-of-way, multiple dwelling unit agreements, programming agreements that are specific to the System, retransmission consent agreements that are specific to the System, must carry notifications, pole attachment and conduit agreements, subscriber agreements and other agreements, written or oral (including any amendments and other modifications thereto) to which Seller is a party and which affect the Assets or the business or operations of the System, and (i) which are in effect on the date hereof and which by their terms are to be in effect as of the Closing Date, or (ii) which are entered into by Seller in the ordinary course of business and as permitted by this Agreement between the date of this Agreement and the Closing Date and which by their terms are to be in effect as of the Closing Date.

                 1.12. "Equivalent Billing Unit" means the quotient of (x) the aggregate monthly revenue for Limited Basic and Basic Plus cable television services derived by the System from Basic Subscribers and Bulk Subscribers (excluding any "Nonstandard Charges," as defined below), in each case for the last calendar month preceding the date of such determination, divided by (y) the greater of (i) $21.73 or (ii) the sum of the standard monthly fee charged for the provision of Limited Basic service to customers served by the System and 97.6% of the standard monthly fee charged for the provision of Basic Plus service to customers served by the System, as of the date of determination.
For purposes of this definition, the term "Nonstandard Charges" means any charges for premium services, pay-per-view programming, franchise fees, taxes, second connects, additional outlets, installation fees, deposits and other non-recurring items and any charges for the rental of converters, remote control devices and other like charges for equipment. Equivalent Billing Units are sometimes referred to herein as "EBUs."

                 1.13. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder and published interpretations with respect thereto.

                 1.14.    "FCC" means the Federal Communications Commission.

                 1.15. "Franchises" means all municipal, county and state franchises, franchise applications (if any), authorizations and permits relating to the System, other than the Licenses.

                 1.16. "Governmental Authority" means (i) the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities, and (ii) any foreign (as to the United States of America) sovereign entity, including but not limited to nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision, quasi-governmental authority, or instrumentality of any of the same.

                 1.17. "Hazardous Substances" means (i) any "hazardous waste" as defined by the Resources Conservation and Recovery Act of 1976 ("RCRA") (42 U.S.C. Section 6901 et seq.), as amended, and rules and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended, and rules and regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Act ("TSCA") (42 U.S.C. Section 2601 et seq.), as amended, and rules and regulations promulgated thereunder; (iv) asbestos; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on the Real Property is prohibited by any Legal Requirements; and (viii) any other substance which by any Legal Requirements require special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment, or disposal.

                 1.18. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 1.19. "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

                 1.20. "Knowledge" of any Person of or with respect to any matter means that such Person (if a natural person) or any of the officers, directors and general managers of such Person (if not a natural Person) has actual awareness or knowledge of such matter.

                 1.21. "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including Judgments.

                 1.22. "Licenses" means all domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the System granted to Seller by any Governmental Authority, except the Franchises or any public easements or rights-of-way related thereto.

                 1.23. "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.

                 1.24. "Limited Basic" means the basic programming service provided by the System as described on Schedule 3.3.

                 1.25. "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

                 1.26. "Losses" means any claims, losses, liabilities, damages, Liens, penalties, costs, and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

                 1.27. "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association or unincorporated entity of any kind.

                 1.28. "Personal Property" means all of the equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned or leased by Seller and used or useful as of the date hereof in the conduct of the business or operations of the System, other than the Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date of this Agreement and the Closing Date.

                 1.29. "Real Property" means all of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests which are owned or leased by Seller and used or useful, as of the date of this Agreement, in the conduct of the business or operations of the System, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

                 1.30. "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

                 1.31. "Transaction Documents" means all instruments and documents executed and delivered by Buyer or Seller or any officer, director or affiliate of either of them in connection with this Agreement or the transaction contemplated hereby.

                 1.32. List of Additional Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

                 Term                                          Section
                 ----                                          -------
                 Adjustment Time                                  2.7
                 Annualized Gross Revenues                        2.5
                 Assets                                           2.1
                 Assumed Liabilities                              2.9
                 Buyer                                            Preamble
                 Capital Expenditures Adjustment Amount           2.6
                 Current Items Amount                             2.7
                 Excluded Assets                                  2.2
                 Final Adjustment                                 2.8
                 Financial Statements                             3.12
                 Grace Period                                     2.8
                 Indemnitee                                       9.4
                 Indemnitor                                       9.4
                 Independent Accountant                           2.8
                 Initial Adjustment Certificate                   2.8
                 Initial Indemnification Claim Date               9.5
                 Outside Closing Date                             7.1
                 Purchase Price                                   2.3
                 Purchase Price Adjustment Mechanism              2.3
                 Revenue Adjustment Amount                        2.5
                 Seller                                           Preamble
                 EBU Adjustment Amount                            2.4
                 System                                           Recitals
                 Title Commitments                                5.3
                 Title Defect                                     5.3
                 Transitional Billing Services                    5.7

                 2.       PURCHASE AND SALE OF THE ASSETS.

                 2.1. Agreement to Purchase and Sell. Subject to the terms and conditions set forth in this Agreement, at Closing Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, for the Purchase Price, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, the following described tangible and intangible assets used or useful in connection with the conduct of the business or operations of the System (the "Assets"):


                          2.1.1     the Personal Property;

                          2.1.2     the Real Property;

                          2.1.3     the Franchises;

                          2.1.4     the Assumed Contracts;

                          2.1.5     the Accounts Receivable;

                          2.1.6     the Licenses;

                          2.1.7     all of Seller's proprietary information,
technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the System, including filings with the FCC, other than as any of the foregoing relate to the Excluded Assets;

                          2.1.8     all books and records relating to the
business or operations of the System, including, to the extent available to Seller, executed copies of the Assumed Contracts, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed three years from the Closing Date;

                          2.1.9     the goodwill and going concern value
generated by Seller with respect to the System, if any; and

                          2.1.10    all intangible assets of Seller relating to
the System not specifically described above.

                 2.2. Excluded Assets. The following assets (the "Excluded Assets") shall not be transferred to Buyer by Seller and are specifically excluded from the Assets:

                          2.2.1   Seller's cash on hand as of the Closing Date
and all other cash in any of Seller's bank or savings accounts, any and all insurance policies, construction and performance bonds, intercompany receivables with respect to any affiliate of Seller, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                          2.2.2   Any Contracts other than the Assumed
Contracts;

                          2.2.3   Any books and records that Seller is required
by law to retain, subject to the right of Buyer to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and Seller's partnership books and records related to internal partnership matters and financial relationships with Seller's lenders;

                          2.2.4   Any claims, rights and interests in and to
any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date; and

                          2.2.5   The trademarks, trade names, service marks
and all other information and similar intangible assets relating to Seller or the System.

                 2.3. Purchase Price. Subject to the terms and conditions of this Agreement, at the Closing Buyer shall deliver to Seller by wire transfer of immediately available funds, to such account or accounts as are designated in writing by Seller to Buyer, the sum of $84,500,000 (the "Purchase Price") for the Assets, which sum shall be subject to adjustment as follows:
(i) the Purchase Price shall be reduced by the sum of (a) the greater of the EBU Adjustment Amount or the Revenue Adjustment Amount (if both are positive numbers) and (b) the Capital Expenditures Adjustment Amount; and (ii) the Purchase Price shall be subject to upward or downward adjustment, as the case may be, pursuant to the Current Items Amount (collectively, the "Purchase Price Adjustment Mechanism"). Anything in this Agreement to the contrary notwithstanding, if the number of Equivalent Billing Units of the System is less than 36,300 as of the Closing Date but the System's Annualized Gross Revenues as of the Closing Date exceed $17,500,000, the Seller shall be entitled to offset, dollar for dollar, the EBU Adjustment Amount by the amount of the revenue overage based on the same adjustment factors. For example, if the number of Equivalent Billing Units of the System is 36,000 as of the Closing Date and the System's Annualized Gross Revenues as of the Closing Date are $17,600,000, Seller would be entitled to offset the EBU Adjustment Amount of $698,400 (300 x $2,328) by $483,000 (100,000 x $4.83).

                 2.4. EBU Adjustment. The EBU Adjustment shall be an amount equal to $2,328 multiplied by the number, if any, of Equivalent Billing Units of the System less than 36,300 as of the Closing Date (the "EBU Adjustment Amount").

                 2.5. Revenue Adjustment. The Revenue Adjustment shall be an amount equal to $4.83 multiplied by the amount, if any, by which the System's Annualized Gross Revenues as of the Closing Date are less than $17,500,000 (the "Revenue Adjustment Amount") and shall be made in accordance with generally accepted accounting principles applied on a consistent basis. The System's "Annualized Gross Revenues" shall be an amount equal to the System's gross revenues for the three (3) calendar months prior to the Closing Date multiplied by four (4).

                 2.6. Capital Expenditures Adjustment. The Capital Expenditures Adjustment shall be an amount equal to the actual shortfall, if any, in the System's budgeted capital expenditures for 1996, pro rated as of the Closing Date if the Closing Date occurs before year-end 1996 (the "Capital Expenditures Adjustment Amount") and shall be made in accordance with generally accepted accounting principles applied on a consistent basis. The System's $2,000,000 capital expenditures budget for 1996 is described on Schedule 3.3.

                 2.7. Current Items Amount. Buyer or Seller, as appropriate, shall pay to the other (by increasing or decreasing the Purchase Price paid to Seller at the Closing) the net amount of the adjustments and prorations effected pursuant to Sections 2.7.1, 2.7.2, 2.7.3 and 2.7.4 below (the "Current Items Amount"). The adjustments provided for herein shall be made in accordance with generally accepted accounting principles applied on a consistent basis as of the close of business (5:00 p.m., eastern time) on the Closing Date (the "Adjustment Time").

                          2.7.1   Accounts Receivable.  Seller shall be
entitled to an amount equal to the sum of (i) 90% of the face amount of all active Accounts Receivable that are 30 days or less past due as of the Adjustment Time, plus (ii)

80% of the face amount of all active Accounts Receivable that are between 31 days and 60 days past due as of the Adjustment Time. For purposes of making "past due" calculations under this Section 2.7.1, the billing statements of the System will be deemed to be due and payable on the first day of the period during which the service to which such billing statements relate is provided.

                          2.7.2   Advance Payments and Deposits.  Buyer shall
be entitled to an amount equal to the aggregate of (i) all deposits of subscribers of the System for converters, decoders, and similar items, and (ii) all payments for services to be rendered by Buyer to subscribers of the System after the Adjustment Time.

                          2.7.3   Expenses.  As of the Adjustment Time, the
following expenses shall be prorated so that all expenses for periods prior to the Adjustment Time shall be for the account of Seller, and all expenses for periods after the Adjustment Time shall be for the account of Buyer: (i) all payments and charges under the Franchises, the Licenses, and the Assumed Contracts; (ii) Taxes levied or assessed against any of the Assets; (iii) Taxes, if any, payable with respect to cable television service and related sales to subscribers of the System; (iv) charges for utilities and other goods or services furnished to the System; (v) copyright fees based on signal carriage by the System; and (vi) all other items of expense relating to the System; provided, however, that Seller and Buyer shall not prorate any items of expense payable under any Excluded Assets, all of which shall remain and be solely for the account of Seller.

                          2.7.4   Income.  As of the Adjustment Time, all items
of income relating to the System shall be prorated so that all income for periods prior to the Adjustment Time shall be for the account of the Seller, and all income for periods after the Adjustment Time shall be for the account of Buyer; provided, however, that Seller and Buyer shall not prorate any Accounts Receivable, which shall be purchased by Buyer pursuant to the provisions of Section 2.7.1.

                 2.8. Adjustments and Current Items Amount Calculated. The EBU Adjustment Amount, the Revenue Adjustment Amount, the Capital Expenditures Adjustment Amount and the Current Items Amount shall be estimated in good faith by Seller, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by a duly authorized representative of Seller and delivered, together with such supporting documentation as the Buyer may reasonably request, to Buyer not later than ten (10) days prior to the Closing.

The Initial Adjustment Certificate shall constitute the basis on which the EBU Adjustment Amount, the Revenue Adjustment Amount, the Capital Expenditures Adjustment Amount and the Current Items Amount are calculated for purposes of the Closing. On or before ninety (90) days after the Closing Date, Seller shall deliver to Buyer a final calculation of the adjustments calculated as of the Closing Date (the "Final Adjustment"), together with such supporting documentation as Buyer may reasonably request, which shall evidence in reasonable detail the nature and extent of each adjustment. Seller shall cooperate with Buyer and provide reasonable access to the necessary personnel and records of Seller to review the Final Adjustment. Should Buyer dispute Seller's Final Adjustment, Buyer shall promptly, but in no event later than thirty (30) days after receipt of the Final Adjustment (the "Grace Period"), deliver to Seller written notice describing in reasonable detail the dispute, together with Buyer's determination as to the Final Adjustment in reasonable detail. If the dispute is not resolved by the parties within twenty (20) days from the date of receipt by Seller of written notice from Buyer, the parties agree to engage promptly a "big six" accounting firm mutually acceptable to Seller and Buyer (the "Independent Accountant") to resolve the dispute within thirty (30) days after such engagement. The Independent Accountant's determination shall be final and binding on the parties. The Buyer, on the one hand, or the Seller, on the other hand, shall make appropriate payment to the other of the difference between the Final Adjustment amount and the adjustment amount paid at Closing pursuant to the Initial Adjustment Certificate within three (3) business days following either the resolution of the dispute by the parties or the receipt of the Independent Accountant's final determination, as the case may be. All fees and costs of the Independent Accountant shall be borne equally by the Seller and the Buyer. Buyer shall not dispute Seller's Final Adjustment unless the Buyer's computation of the Final Adjustment differs from Seller's computation of the Final Adjustment by more than $7,000. If Buyer fails to notify Seller prior to the expiration of the Grace Period that it disputes Seller's Final Adjustment, Seller's Final Adjustment shall be deemed to be accepted by Buyer and shall be final and binding on the parties.

                 2.9. Assumption of Liabilities. As of the Closing Date, Buyer shall assume, pay, discharge, and perform the following (the "Assumed Liabilities"): (i) all liabilities and obligations with respect to periods subsequent to the Closing Date under any Franchise, License, or Assumed Contract; (ii) other obligations and liabilities of Seller only to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to Section 2.7; and (iii) all obligations and liabilities arising out of Buyer's ownership of the Assets or operation of the System after the Closing Date. All debts, liabilities, and obligations arising out of or relating to the Assets or the operation of the System other than the Assumed Liabilities shall remain and be the obligations and liabilities solely of Seller.

                 3.       SELLER'S REPRESENTATIONS.

                          Seller represents, warrants, covenants and agrees as follows:

                 3.1. Organization and Qualification. Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted and to perform the terms of this Agreement. Seller is duly qualified to do business as a foreign limited partnership and is in good standing in the State of New Jersey.

                 3.2. Authorization. Seller has full partnership power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of Seller have been duly and validly authorized and approved by all necessary action on the part of Seller and its general partner. This Agreement has been duly and validly executed and delivered by Seller, and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                 3.3. System Information. Schedule 3.3 sets forth a materially true and accurate description of the following information as of the date of this Agreement:

                          3.3.1   the number of miles of activated aerial and
underground plant included in the Assets;

                          3.3.2   the approximate number of passings of the
System;

                          3.3.3   a description of the basic and tier services
available from the System, the rates charged by Seller for each, together with the approximate number of subscribers receiving each of the services, and any other charges by Seller for services to subscribers;

                          3.3.4   the System's subscribers receiving free
and/or discounted services;

                          3.3.5   the System's 1996 budget, including
information about budgeted capital expenditures and planned basic and tier rate increases;

                          3.3.6   the channel and megahertz capacity of the
System, the stations and signals carried by the System, the channel position of each such signal and station, and all frequencies utilized by the System; and

                          3.3.7   with respect to each Bulk Subscriber:

                                  (i)      the name and address of, and, if
applicable, the number of units in, each such establishment, building, condominium, hotel or motel that is served by the System; and

                                  (ii)     a description of the cable
television services delivered to each such establishment, building, condominium, hotel or motel on a bulk basis and the monthly rates (including discounts, if any) charged for each such service.

                 3.4. EBUs, Revenues and Capital Expenditures at Closing. As of the Closing Date, (i) the System will have 36,300 Equivalent Billing Units, (ii) the System will have $17,500,000 of Annualized Gross Revenues, and
(iii) the Seller will have expended the pro rata portion of the System's $2,000,000 budgeted capital expenditures for 1996. Anything in this Agreement to the contrary notwithstanding, the Buyer's sole remedy for Seller's breach of the representations contained in this Section 3.4 shall be the downward adjustment of the Purchase Price pursuant to the Purchase Price Adjustment Mechanism described in Section 2.3 above and such purchase price adjustment shall be deemed to cure any default of Seller under this Section 3.4.

                 3.5. No Other Operators. Except as described on Schedule 3.5, and other than multichannel multipoint distribution services and direct broadcast satellite services (i) the System is the only multiple channel operator presently serving the communities which it serves, (ii) to the best of Seller's knowledge, no other multiple channel operator is presently contemplated by any person in the communities now served by the System, and
(iii) no franchises or other authorizations other than the Franchises have been issued with respect to the communities served by the System.

                 3.6.     Title and Condition of Personal Property.   Schedule
3.6 contains a complete description of all material items of Personal Property, other than the Excluded Assets. The Personal Property constitutes all personal property necessary to conduct lawfully and properly the business or operations of the System as now conducted. Except as described on Schedule 3.6, Seller has good and marketable title to all of the Personal Property, free and clear of all Liens, except ad valorem Taxes not yet due and payable, and at Closing Buyer will acquire good and marketable title to all of the Personal Property, free and clear of all Liens, except ad valorem taxes not yet due and payable. All the Personal Property is in good working order and repair, ordinary wear and tear excepted.

                 3.7. Franchises, Licenses, and Contracts. Schedule 3.7 contains a description of all of the Franchises, Licenses and Contracts, except for: (i) subscription agreements with individual residential subscribers for the cable services provided by the System in the ordinary course of business which may be cancelled by the System without penalty on not more than 30 days notice; (ii) miscellaneous service contracts terminable at will without penalty; (iii) other Contracts not involving aggregate liabilities under all such Contracts exceeding $25,000; and (iv) other Contracts not involving any material nonmonetary obligation. Seller has delivered to Buyer true and complete copies of each of the Franchises, Licenses, and written Contracts, including any amendments thereto, other than Contracts described in clauses
(i), (ii), (iii) and (iv) above and motor vehicle leases. Except as described on Schedule 3.7: (i) each of the Franchises, Licenses, and Contracts is valid, in full force and effect, and enforceable in accordance with its terms against the parties thereto other than Seller, and Seller has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than Seller, or any combination thereof) by Seller nor, to the knowledge of Seller, has there occurred any default (without regard to lapse of time, the giving of notice, the election of Seller, or any combination thereof) by any Person other than Seller under any of the Franchises, Licenses, or Contracts; and (iii) neither Seller nor, to the knowledge of Seller, any other Person is in arrears in the performance or satisfaction of its obligations under any of the Franchises, Licenses, or Contracts, and no waiver or indulgence has been granted by any of the parties thereto. Except as described on Schedule 3.7, the Franchises, Licenses, and Contracts are sufficient to permit Seller to operate the System lawfully in the manner in which it is currently operated.

                 3.8.     No Conflicts; Consents.  Except as described on
Schedule 3.8 or on any other Schedule to this Agreement, the execution, delivery, and performance by Seller of this Agreement does not and will not:
(i) violate any provision of any Legal Requirement; (ii) conflict with or violate any provision of the certificate of limited partnership or the limited partnership agreement of Seller; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any Contract; (iv) result in the creation or imposition of any Lien against or upon any of the Assets; or (v) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

                 3.9. Litigation. Except as described on Schedule 3.9, (i) there is no outstanding Judgment against Seller requiring Seller to take any action of any kind with respect to the Assets or the operation of the System, or to which the System or the Assets are subject or by which they are bound or affected; and (ii) there is no Litigation pending or, to Seller's knowledge, threatened, against Seller which individually or in the aggregate might result in any materially adverse change in the financial condition or operation of the System or adversely affect the Assets or the ability of Seller to perform its obligations under this Agreement. Except as described on Schedule 3.9, there are no proceedings pending to which Seller is a party or, to Seller's knowledge, threatened, nor have any demands been made by any Governmental Authority, utility, pole lessor, or other party, which seeks or could result in the termination, modification, suspension or limitation of Seller's rights or obligations with respect to the Franchises, Licenses, or Contracts.

                 3.10.    Employment Matters.

                          3.10.1  Neither Seller nor any Employee Benefit Plan
or, to Seller's knowledge, any Multiemployer Plan (as those terms are defined in ERISA) maintained by Seller or to which Seller has or has had the obligation to contribute in respect of any of Seller's employees that render services in connection with the System is in violation of the provisions of ERISA; no reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan or, to Seller's knowledge, any such Multiemployer Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan or, to Seller's knowledge, any such Multiemployer Plan.

                          3.10.2  There are no collective bargaining agreements
applicable to any persons employed by Seller that render services in connection with the System, and Seller has no duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Persons employed by Seller that render services in connection with the System.

                          3.10.3  Schedule 3.10 contains a true and complete
list of the names and positions of all employees of the System and a description of the salaries and benefits of such persons. With respect to any Persons employed by Seller that render services in connection with the System, Seller is in compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from wages or salaries, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                          3.10.4  With respect to any Persons employed by
Seller that render services in connection with the System, (i) Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirements prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and
(ii) except as described on Schedule 3.10, there are no pending or, to Seller's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Seller before any Governmental Authority nor, to Seller's knowledge, does any basis therefor exist.

                          3.10.5  There are no existing or, to Seller's
knowledge, threatened, labor strikes, disputes, or grievances affecting the System or other labor controversies which could reasonably be expected to have a material and adverse effect on the financial condition or operations of the System. There are no pending or, to the knowledge of Seller, threatened arbitration proceedings under any Contracts respecting Seller's employees, nor to the knowledge of Seller, does any basis therefor exist.

                 3.11. Taxes. Except as described on Schedule 3.11, (i) Seller has duly and timely paid all Taxes with respect to the System and the Assets which have become due and payable by it; (ii) Seller has received no notice of, nor does Seller have any knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority with respect to the System; and (iii) there are no audits pending with respect to the System and there are no outstanding agreements or waivers by Seller that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes with respect to the System.

                 3.12. Financial Statements. Seller has delivered to Buyer true, complete and correct copies of the audited financial statements of Seller for the year ended December 31, 1994 and true, correct and complete unaudited financial statements of Seller for the nine (9) months ended September 30, 1995 (the "Financial Statements"). The Financial Statements accurately reflect all of the cash flows, income, expenses, liabilities, operations, equity and assets of Seller at the respective dates thereof. Seller also has delivered to Buyer unaudited balance sheets as of December 31, 1994 and September 30, 1995, each of which fairly and accurately present, as of the respective dates thereof, the assets and liabilities of the System. Seller also has delivered to Buyer unaudited statements of operations for the twelve and nine month periods ended December 31, 1994 and September 30, 1995, respectively, both of which fairly and accurately present the results of operations of the System for the respective periods presented. Except as indicated in the notes to such financial statements, the respective above-referenced financial statements have been prepared in accordance with GAAP consistently applied with prior periods.

                 3.13. No Adverse Change. Except as described on Schedule 3.13, there has been no material adverse change in the Assets or the financial condition or operations of the Seller since September 30, 1995, other than changes arising from matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry in general, and the Assets and the financial condition and operations of the System have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force or otherwise.

                 3.14.    Compliance with Legal Requirements.

                          3.14.1  The operation of the System as currently
conducted does not violate or infringe in any material respect any Legal Requirements currently in effect or, to the knowledge of Seller, proposed to become effective. Except as described on Schedule 3.14, Seller has received no notice of any violation by Seller or the System of any Legal Requirement applicable to the operation of the System as currently conducted, and knows of no basis for the allegation of any such violation.

                          3.14.2  Seller is permitted under all applicable
Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Seller makes available to subscribers of the System and to utilize all carrier frequencies generated by the operations of the System, and is licensed to operate all the facilities required by law to be licensed, including without limitation any business radio and any cable television relay service system being operated as part of the System. Other than requests for network nonduplication and syndex protection and as described on Schedule 3.14, no written requests have been received by Seller during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other Person challenging or questioning the right of Seller's operation of the System and of any FCC-licensed or registered facility used in conjunction with Seller's operation of the System. Except as provided in Schedule 3.14, Seller's operation of the System, and of any FCC-licensed or registered facility used in conjunction with Seller's operation of the System, is in compliance in all material respects with the FCC's rules and regulations and the provisions of the Communications Act of 1934, as amended. Seller has not violated any laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the System.

                          3.14.3  Seller has conducted all system and microwave
performance tests and all Cumulative Leakage Index ("CLI") related tests applicable to the System. Seller has (i) maintained appropriate log books and other recordkeeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the System required to be corrected in connection with Seller's monitoring obligations under the rules and regulations of the FCC; and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the System.

                          3.14.4  Seller has deposited with the United States
Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operations of the System as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act. Seller is in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the System, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the System as to which the Seller makes no representation. Seller is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, cancelled, encumbered or adversely affected in any manner.

                          3.14.5  All of the broadcast television signals
carried by the System are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements.

                          3.14.6  Seller's operation of the System has not and
does not violate the Cable Act, except for violation(s) which, individually or in the aggregate, reasonably could not be expected to have a material adverse effect on the System. Seller has delivered or will deliver promptly after the date hereof to Buyer complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Cable Act, the Communications Act or FCC rules or regulations with respect to the System, including, without limitation, FCC Forms 159 (Remittance Advice), 159C, 320, 328, 329, 393, 395A, 1200, 1205, 1210, 1215, 1220, 1225 and 1230, copies of
Seller's correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers of the System including, without limitation, copies of any complaints filed with the FCC with respect to Seller's rates charged to such subscribers and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each franchise of the System expiring within 36 months of the date of this Agreement. Except as described on Schedule 3.14, Seller has received no notice that any complaints about the System have been filed with the New Jersey Board of Public Utilities.

                          3.14.7  The System is being operated in compliance
with the Rules and Regulations of the Federal Aviation Administration ("FAA").
Schedule 3.6 lists all of the existing towers of the System. Without limiting the generality of the foregoing, the existing towers of the System are obstruction marked and lighted in accordance with the Rules and Regulations of the FAA and FCC or are exempt from such requirements. All required authorizations, including, but not limited to, Hazard to Air Navigation determinations, for such towers have been issued by and pursuant to the Rules and Regulations of the FAA. Except as set forth on Schedule 3.6, Seller does not lease space on such towers to any third party.

                 3.15.    Environmental Laws and Regulations.

                          3.15.1  Seller is not the subject of any "Superfund"
evaluation or investigation in connection with the Real Property, and to its knowledge is not the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Real Property.

                          3.15.2  All material permits, licenses, permissions,
and other authorizations relating to the Real Property which are required under applicable Legal Requirements with respect to pollution or protection of the environment have been obtained, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances. Seller is in compliance in all respects with all terms and conditions of such permits, licenses, permissions, and authorizations, and is in material compliance in all respects with all other limitations, restrictions, obligations, schedules, and time-tables of such Legal Requirements or of any other environmental, health, or safety Legal Requirements relating to the Real Property. Except as described on Schedule 3.15, Seller has not received notice of, and has no knowledge of circumstances relating to, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans, including but not limited to the presence, use, generation, manufacture, disposal, release, or threatened release of any Hazardous Substances from the Real Property, which could interfere with or prevent continued compliance with any Legal Requirement, or which are reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance from or attributable to the Real Property.

                 3.16. Real Property. Schedule 3.16 contains descriptions of all the Real Property, which comprises all real property interests necessary to conduct the business or operations of the System as now conducted. Seller has delivered to Buyer true and complete copies of all deeds, leases, easements, rights-of-way or other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). Seller has good and marketable fee simple title to all of the fee estates (including the improvements thereon), listed in Schedule 3.16, free and clear of all Liens, except for (i) Liens for Taxes not yet due and payable; (ii) easements, rights-of-way and restrictions of record, none of which materially affects the use of value of such property and all of which are described in Schedule 3.16; and (iii) any other claims or encumbrances which are described in Schedule 3.16 and annotated to indicate that such claims or encumbrances will be removed prior to or at Closing. All Real Property (including the improvements thereon)
(A) is in good condition and repair consistent with its present use, (B) is available to Seller for immediate use in the conduct of the business or operations of the System, and (C) complies in all material respects with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction.

                 3.17. Non-Infringement. The operation of the System as currently conducted does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license, trade secret or franchise, and there is not pending or, to Seller's knowledge, threatened any action with respect to any such infringement or breach.

                 3.18. Books and Records. All of the books, records, and accounts of the System are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, and accurately present and reflect in all material respects all of the transactions therein described.

                 3.19. Accounts Receivable. Except as described in Schedule 3.19, Seller is the true and lawful owner of the Accounts Receivable and has good and clear title to each Account, free and clear of all Liens, with the absolute right to transfer any interest therein. Each such Account is (i) a valid obligation of the account debtor enforceable in accordance with its terms, and (ii) in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor.

                 3.20. Bonds. Schedule 3.20 contains an accurate and complete list of all bonds (franchise, construction, fidelity, or performance) of Seller which relate in any way to the ownership or use of the Assets or the operation of the System.

                 3.21. Accuracy of Schedules. All Schedules to this Agreement are accurate and complete in all material respects as of the date of this Agreement.

                 3.22. Disclosure. No representation or warranty by Seller, or any statement or certificate furnished by Seller to Buyer pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will at Closing contain any untrue statement of a material fact or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

                 4.       BUYER'S REPRESENTATIONS.

                          Buyer hereby represents, warrants, covenants and
agrees, as follows:

                 4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted and to perform the terms of this Agreement.

                 4.2. Authorization. Buyer has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement on the part of Buyer have been duly and validly authorized and approved by all necessary action on the part of Buyer, including appropriate resolutions, if necessary, of the Board of Directors of Buyer.
This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                 4.3. Disclosure. No representation or warranty of Buyer, or any statement or certificate furnished by Buyer to Seller pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain at Closing any untrue statement of a material fact or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

                 5.       COVENANTS.

                 5.1. Seller's Pre-Closing Obligations. Seller covenants and agrees that, from and after the execution and delivery of this Agreement until and including the Closing Date:

                          5.1.1   Access.  Seller shall give Buyer and its
representatives full access during normal business hours to all of the properties, books, and records relating to the System, and furnish Buyer with such information concerning the Assets and the System as Buyer may reasonably request.

                          5.1.2   Conduct of Business.  Seller shall operate
the System in the ordinary and usual course and in accordance with past practices, which shall include, without limitation, maintaining appropriate staff and management personnel (consistent with past practices) at the System and maintaining appropriate inventory (consistent with past practices). Seller shall duly comply in all material respects with all applicable Legal Requirements, perform all of its material obligations under all of the Franchises, Licenses, and Contracts without default, and maintain the books, records, and accounts relating to the System in the usual, regular, and ordinary manner on a basis consistent with past practices. Seller shall use reasonable efforts to keep available the services of its employees providing services in connection with the System, continue normal marketing, advertising, and promotional expenditures with respect to the System, and preserve beneficial business relationships with all customers, suppliers, and others having business or other dealings with Seller relating to the System, including Governmental Authorities having jurisdiction over Seller. Seller shall maintain the Assets in good condition and repair, ordinary wear excepted, and Seller shall keep in effect the casualty and liability insurance covering the Assets at a level that is reasonable and appropriate (consistent with past practices).

                          5.1.3   Negative Covenants.  Seller shall not, except
as Buyer may otherwise consent in writing, (i) modify, terminate, renew, suspend, or abrogate any Assumed Contract (except that Seller may make non-material modifications in the ordinary course of business), (ii) modify, terminate, renew, suspend, or abrogate any Franchise or License, (iii) transfer, convey, or otherwise dispose of any of the Assets (except that Seller may use inventory and dispose of damaged or defective equipment or material in the normal course of business), (iv) take any action that would result in the creation of a Lien on any of the Assets, (v) engage in any marketing, subscriber installation, or collection practices that are inconsistent with the past practices of Seller,
(vi) implement any increase or decrease in the rates charged for the System's Limited Basic or Basic Plus cable television services except in accordance with Seller's 1996 budget as described on Schedule 3.3 or pursuant to a Legal Requirement or Judgment or (vii) enter into any Assumed Contract(s) that individually or in the aggregate for the same or related transactions commit the System and/or the Buyer to amounts in excess of $50,000.

                          5.1.4   Consents.  Seller shall use reasonable
efforts to obtain as promptly as possible all approvals, authorizations, and Consents required in order to consummate the transactions contemplated by this Agreement, including approvals of the FCC, Governmental Authorities, and other Persons to the transfer or assignment by Seller to Buyer of all rights under and pursuant to the Franchises, Licenses, and Assumed Contracts.

                          5.1.5   Employment Matters.  Without Buyer's prior
written consent, Seller shall make no change in the compensation payable or to become payable by Seller to any Person employed in connection with the conduct of the business or operations of the System, except in accordance with past practices as described on Schedule 5.1.

                 5.2. Financial Information. Seller shall promptly deliver to Buyer true and complete copies of all monthly operating reports of Seller with respect to the System and any reports with respect to the operation of the System prepared by or for Seller at any time from the date of this Agreement until the Closing.

                 5.3. Title Matters. At least sixty (60) days before the Closing, Seller shall obtain and furnish to Buyer, at Seller's cost, title insurance commitments (the "Title Commitments") issued by a nationally recognized title insurer showing the status of record title to each fee parcel of the Real Property, and agreeing to insure marketable title in fee simple to each such parcel, at Seller's cost, subject only to (i) zoning restrictions, prohibitions, and other requirements imposed by any Governmental Authority having jurisdiction over the Real Property; (ii) public utility easements of record; (iii) Liens for Taxes not yet due and payable; and (iv) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business that do not materially interfere with the ordinary use of the property. If Buyer shall notify Seller within twenty (20) days of its receipt of the Title Commitments of any Lien or other matter (other than Liens permitted by items (i) - (iv) above) affecting title to the Real Property which, in the determination of Buyer, renders title uninsurable or unmerchantable, or which could adversely affect the use of any parcel of the Real Property for the purpose for which it is currently used by Seller (each, a "Title Defect"), Seller shall exercise its best efforts to remove or, with the consent of Buyer, cause the title company to commit to insure over, each Title Defect prior to the Closing.

                 5.4. Employees of the System. Seller shall comply with the provisions of the Worker Adjustment and Retraining Notification Act, as amended, 23 U.S.C. Section 2101, et seq., as it relates to the transaction contemplated hereby, and shall indemnify and hold harmless Buyer from and against all Losses arising with respect thereto. Seller acknowledges that Buyer may, but shall have no obligation to, hire any of Seller's employees that render services in connection with the operation of the System; provided, however, that Buyer shall give Seller notice at least thirty (30) days prior to the Closing Date of the name of any employee of the System to whom Buyer does not plan to offer employment on and after the Closing Date. Seller shall remain solely responsible for, and shall indemnify and hold harmless Buyer from and against all Losses arising with respect to, all salaries and all severance, vacation, sick, holiday, and other benefits to which employees of Seller may be entitled, as a result of consummation of the transaction contemplated hereby or otherwise.

                 5.5. Buyer's Cooperation. Buyer shall fully cooperate with Seller, do all things reasonably necessary to assist Seller, and use its commercially reasonable efforts at its expense to obtain all Consents necessary for the transfer of or assignment to Buyer of the Franchises, Leases and Assumed Contracts, including the furnishing of all financial and other information reasonably required by the party whose Consent is being sought.

                 5.6. HSR Act Compliance. Within thirty (30) days after the date of this Agreement, Seller and Buyer shall prepare and file proper premerger notification forms and affidavits in compliance with the HSR Act. Seller and Buyer shall each pay one-half of all fees payable to Governmental Authorities in connection with such filings. If, following the filing of such forms, any Governmental Authority shall challenge the transaction contemplated hereby, or request additional filings or information, Seller and Buyer shall take preliminary steps to attempt to ascertain the nature of the challenge and the likelihood that the Governmental Authority will permit the transaction contemplated hereby to proceed notwithstanding the challenge. After taking such preliminary steps, neither Seller nor Buyer shall have any obligation to contest such challenge or make or provide any such filing or information, and each shall be entitled, at its option, to withdraw its filing and terminate this Agreement.

                 5.7. Transitional Billing Services. Seller shall provide to Buyer, upon written request and at the cost of the Buyer, subscriber billing services ("Transitional Billing Services") in connection with the System for a period of up to ninety (90) days following Closing to allow for conversion of existing billing arrangements. Buyer shall notify Seller in writing at least thirty (30) days prior to Closing as to whether it desires Seller to provide Transitional Billing Services. Each party shall cooperate with all reasonable requests by the other in connection with the first billing cycle following Closing.

                 5.8. Bulk Sales. Buyer and Seller each waive compliance by the other with Legal Requirements relating to bulk sales applicable to the transaction contemplated hereby.

                 6.       CONDITIONS PRECEDENT.

                 6.1. Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement with respect to the purchase of the Assets shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer:

                          6.1.1   Accuracy of Representations; Performance of
Agreements; Officer's Certificate. All of the representations and warranties of Seller contained in this Agreement or any Transaction Document shall be true and correct in all material respects at and as of the Closing Date as if given on the Closing Date, except that the failure of the Seller's representations contained in Section 3.4 hereof to be true and correct in all material respects shall not relieve the Buyer of its obligations under this Agreement to purchase the Assets, and Seller shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing. Seller shall have furnished Buyer with an executed certificate of its President or any Vice President, dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

                          6.1.2   Consents.  Seller shall have obtained and
delivered to Buyer each of the Consents designated on Schedule 3.8 as material, with no adverse conditions imposed by such Consent

                          6.1.3   Title Commitments.  Seller shall have
furnished to Buyer the Title Commitments within the time period required by this Agreement.

                          6.1.4   No Litigation.  There shall be no Legal
Requirement, and no Judgment shall have been entered and not vacated by a final, unappealable order by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal, or prohibits consummation of the transaction contemplated by this Agreement, or (ii) requires separation or divestiture by Buyer of all or any portion of the Assets after the Closing, and there shall be no Litigation pending or threatened that seeks, or which if successful would have the effect of, any of the foregoing.

                          6.1.5   HSR Act Compliance.  All waiting periods
under the HSR Act applicable to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

                          6.1.6   Deliveries.  Seller shall have made or stand
willing to and able to make all of the deliveries to Buyer set forth in Section 7.2.

                          6.1.7   No Adverse Change.  Between the date of this
Agreement and the Closing Date, there shall have been (i) no material adverse change in the System or its financial condition, taken as a whole, other than any change arising out of matters affecting the economy as a whole or matters (including, without limitation, competition caused by or arising from multichannel multipoint distribution services and/or direct broadcast satellite and legislation, rulemaking or regulation) affecting the cable television industry (national or regional) generally, and (ii) no material loss, damage, impairment, confiscation or condemnation of any of the Assets that has not been repaired or replaced.

                          6.1.8   No Material Purchase Price Adjustment.  The
Initial Adjustment Certificate delivered by Seller to Buyer pursuant to Section
2.8 hereof shall indicate that the Purchase Price will not be reduced by an amount greater than $4,000,000 pursuant to the Purchase Price Adjustment Mechanism.

                 6.2. Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement with respect to the sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, which may be waived by Seller:

                          6.2.1   Accuracy of Representations; Performance of
Agreements; and Officer's Certificate. All of the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date, and Buyer shall have complied with and performed all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing. Buyer shall have furnished Seller with an executed certificate of its President or any Vice President, dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

                          6.2.2   No Litigation.  There shall be no Legal
Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement.

                          6.2.3   HSR Act Compliance.  All waiting periods
under the HSR Act applicable to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

                          6.2.4   Deliveries.  Buyer shall have made or stand
willing and able to make all the deliveries to Seller set forth in Section 7.3.

                          6.2.5   Consents.  Seller shall have obtained each of
the Consents designated on Schedule 3.8 as material.

                          6.2.6   No Material Purchase Price Adjustment.  The
Initial Adjustment Certificate delivered by Seller to Buyer pursuant to Section
2.8 hereof shall indicate that the Purchase Price will not be reduced by an amount greater than $4,000,000 pursuant to the Purchase Price Adjustment Mechanism; provided, however, if the Initial Adjustment Certificate delivered by Seller to Buyer pursuant to Section 2.8 hereof discloses that the Purchase Price will be reduced by an amount greater than $4,000,000 pursuant to the Purchase Price Adjustment Mechanism and Buyer shall give written notice to Seller not later than three (3) days prior to the Closing that Buyer agrees that, regardless of the actual adjustment amount as calculated pursuant to the Purchase Price Adjustment Mechanism, the Purchase Price will not be reduced by an amount greater than $4,000,000, the Seller shall not be relieved of its obligations under this Agreement to sell the Assets.

                 7.       CLOSING.

                 7.1. Time and Place. The consummation of the transfer and delivery of the Assets to Buyer and the receipt of the consideration therefore by Seller shall constitute the "Closing." Unless otherwise mutually agreed to by the parties, the Closing shall take place by mail and/or by fax. The parties agree that a signature on a document received by the other party via fax shall be deemed valid and binding if the original executed document is sent for delivery to the other party by an overnight courier service that guarantees overnight delivery. The parties agree to close the transactions contemplated by this Agreement upon a date designated by Seller, which in no event shall be sooner than fifteen (15) business days after all of the conditions to Closing set forth in Section 6 hereof have been satisfied or waived, which specified date shall constitute the "Closing Date." Seller shall use its reasonable best efforts to designate the last business day of a month as the Closing Date. The effective date of the sale of the System shall be at the close of business on the Closing Date and all allocations provided for hereunder shall be made as of the close of business on the Closing Date, except as otherwise agreed in writing by the parties. In no event shall the Closing be held later than December 31, 1996 (the "Outside Closing Date").

                 7.2. Seller's Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                          7.2.1   Bill of Sale.  An executed Bill of Sale and
Assignment in the form of Exhibit A;

                          7.2.2   Vehicle Titles.  Title certificates to all
vehicles included among the Assets, endorsed for transfer of title to Buyer, and separate bills of sale therefor if required by the laws of the states in which such vehicles are titled;

                          7.2.3   Deeds.  Executed deeds conveying to Buyer,
subject only to the permitted liens reflected on the Title Commitments, each fee parcel of the Real Property;

                          7.2.4   Title Commitments.  Updated Title
Commitments, to the extent required to remove or insure over any Title Defects reflected on previously delivered Title Commitments;

                          7.2.5   Officer's Certificate.  The certificate
described in Section 6.1.1;

                          7.2.6   Consents.  The original of each Consent, to
the extent designated material on Schedule 3.7.

                          7.2.7   Franchises, Licenses, Assumed Contracts, and
Business Records. To the extent not previously delivered, copies of all Franchises, Licenses, Assumed Contracts, customer and subscriber lists, blueprints, schedules, drawings, plans, projections, engineering records, and all files and records used by Seller in connection with its operation of the System.

                          7.2.8   Opinions of Counsel.  Opinions of (i)
Elizabeth M. Steele, Seller's counsel, addressed to Buyer and dated as of the Closing Date, substantially in the form attached hereto as Exhibit B and (ii) Cole, Raywid & Braverman, L.L.P., Seller's special communications counsel, addressed to Buyer and dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer;

                          7.2.9   Assumption Agreement.  An executed
counterpart of an Assumption Agreement, substantially in the form attached hereto as Exhibit D; and

                          7.2.10 Other Documents.  Such other documents and
instruments as shall be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

                 7.3. Buyer's Obligations. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                          7.3.1   Purchase Price.  The Purchase Price, payable
as provided in Section 2.4;

                          7.3.2   Assumption Agreement.  An executed
counterpart of an Assumption Agreement, substantially in the form attached hereto as Exhibit D;

                          7.3.3   Officer's Certificate.  The certificate
described in Section 6.2.1;

                          7.3.4   Opinion of Counsel.  An opinion of Samuel W.
Morris, Jr., Buyer's counsel, substantially in the form of Exhibit C, and

                          7.3.5   Other Documents.  Such other documents and
instruments as shall be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

                 8.       TERMINATION.

                 8.1. Termination Events. This Agreement may be terminated and the transaction contemplated by this Agreement may be abandoned:

                          8.1.1   at any time, by the mutual agreement of Buyer
and Seller;

                          8.1.2   at any time, by either Buyer or Seller if the
other is in material breach or default of its respective covenants, agreements, or other obligations in this Agreement, or if any of the other's representations in this Agreement or any Transaction Document are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, except that the party in breach or default shall be given notice by the other party and an opportunity to begin and a reasonable period of time to diligently pursue a cure before the other party shall terminate this Agreement and except that the failure of the Seller's representations contained in Section 3.4 hereof to be true and accurate in all material respects as of the Closing Date shall not be cause for termination of this Agreement;

                          8.1.3   by either Buyer or Seller, upon written
notice to the other, if any of the conditions to its obligations set forth in Sections 6.1 and 6.2, respectively, shall not have been satisfied on or before the Outside Closing Date for any reason other than a material breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects; or

                          8.1.4   as otherwise provided in this Agreement

 .

                 8.2.     Effect of Termination.

                          8.2.1   Without limiting any other provision of this
Section 8.2, if the transaction contemplated by this Agreement is terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein; (ii) each party shall redeliver all documents, work papers and other materials of the other party relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (iii) all confidential information received by either party hereto shall be treated in accordance with Section 10.1 hereof; and (iv) neither party hereto shall have any liability or further obligation to the other party to this Agreement except (A) as stated in subparagraphs (ii) and (iii) of this Section 8.2.1, and (B) to the extent applicable, as set forth in Sections 8.2.2 and 8.2.3 below.

                          8.2.2   If both (i) this Agreement is terminated by
Buyer pursuant to Section 8.1 for any reason and (ii) Seller shall be in breach in a material respect of any of its representations and warranties made herein or its covenants or agreements made herein, then Buyer shall have as its sole and exclusive remedy the right to seek monetary damages from Seller.

                          8.2.3   If both (i) this Agreement is terminated by
Seller pursuant to Section 8.1 for any reason and (ii) Buyer shall be in breach in a material respect of any of its representations and warranties made herein or its covenants or agreements made herein, then Seller shall (A) be entitled to receive the Deposit from the Escrow Agent, and (B) have the right to seek additional monetary damages from Buyer.

                 9.       SURVIVAL OF REPRESENTATIONS
                          AND INDEMNITY.

                 9.1. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements contained in this Agreement and in any Transaction Document shall be deemed continuing representations, warranties, covenants and agreements and shall survive the Closing Date as specified herein. The representations and warranties contained in this Agreement and in any Transaction Document shall survive for a period ending on the date which is one (1) year after the Closing Date, except for representations and warranties set forth in Sections 3.1 (Organization and

Qualification of Seller), 3.2 (Authorization of Seller), 4.1 (Organization of Buyer) and 4.2 (Authorization of Buyer), which shall survive indefinitely, and the representations and warranties set forth in Section 3.6 (Title and Condition of Personal Property) and Section 3.15 (Environmental Laws and Regulations), which shall survive for the period of the applicable statutes of limitations. If Closing occurs, neither party shall have liability to the other (for indemnification or otherwise) with respect to any representation or warranty or any covenant, agreement or obligation to the extent required to be performed prior to the Closing Date, unless on or prior to the end of the applicable survival period such party is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known to the claiming party.

                 9.2. Seller's Indemnity. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller shall indemnify and hold Buyer, its affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, harmless from and against any Losses arising out of or resulting from:

                          9.2.1   all actual or purported liabilities and
obligations of Seller, and all claims and demands made in respect thereof whether or not known or asserted at or prior to the Closing (except the Assumed Liabilities), relating to the System;

                          9.2.2   the operation of the System prior to the
Adjustment Time;

                          9.2.3   any misrepresentation, breach of warranty, or
nonfulfillment of any agreement or covenant on the part of Seller under this Agreement or any Transaction Document; and

                          9.2.4   any failure of Buyer or Seller to comply with
the applicable notice and/or filing requirements of the New Jersey bulk sales laws.

                          If, by reason of the claim of any third party
relating to any of the matters subject to such indemnification, a Lien, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Buyer or any other idemnitee under this Section, in addition to any indemnity obligation of Seller under this Section, Seller shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

                 9.3. Buyer's Indemnity. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer shall indemnify and hold Seller, its affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, from and against any Losses arising out of or resulting from:

                          9.3.1   the Assumed Liabilities; and

                          9.3.2   any misrepresentation, breach of warranty, or
nonfulfillment of any agreement or covenant on the part of Buyer under this Agreement or any Transaction Document.

                 9.4.     Procedure for Indemnified Third Party Claim.
Promptly after receipt by a party entitled to indemnification under this Agreement (the "Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 9.2 and 9.3, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto. Failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless the Indemnitee's failure to give the Indemnitor timely notice materially limits or prejudices the Indemnitor's ability to defend, in which case such failure of the Indemnitee to give the Indemnitor notice shall relieve the Indemnitor of its indemnification obligations. In case any Litigation shall be brought against any Indemnitee, the Indemnitor shall be entitled to participate in such Litigation, such Litigation may not be settled by the Indemnitee without the consent of the Indemnitor, and, at the request of the Indemnitee, the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Indemnitor and the Indemnitee, at the Indemnitor's sole expense. If the Indemnitor and the Indemnitee cannot agree on the choice of a single counsel, both the Indemnitor and the Indemnitee shall have separate counsel at the Indemnitor's sole expense. If the Indemnitor shall assume the defense of any Litigation, it shall not settle the Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Litigation.

                 9.5. Limitation on Indemnification. Notwithstanding anything else contained in this Section 9, Buyer shall not make a claim for indemnification hereunder until the date on which Buyer's indemnification claims equal or exceed $50,000 (the "Initial Indemnification Claim Date"). On and after the InitialIndemnification Claim Date, Buyer may make a claim for indemnification with respect to all claims then outstanding or thereafter arising.

                 9.6. Determination of Indemnification Amounts and Related Matters.

                          9.6.1   Amounts payable by the Indemnitor to the
Indemnitee in respect of any Losses under this Section 9 shall be payable by the Indemnitor as incurred by the Indemnitee.

                          9.6.2   In calculating amounts payable to an
Indemnitee under this Agreement, the amount of the indemnified Losses shall be "grossed-up" by the amount of any increase in the Indemnitee's liability for Taxes resulting from indemnification by the Indemnitor under this Agreement.

                 10.      CONFIDENTIALITY AND PRESS RELEASES.

                 10.1. Confidentiality. Each party shall hold in strict confidence all documents and information concerning the other and its business and properties (except that either party may disclose such documents and information to any Governmental Authority reviewing the transactions contemplated hereby or as required pursuant to any Legal Requirement), and if the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing the same.

                 10.2. Press Releases. No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either Buyer or Seller prior to the Closing without the consent of the other, and Buyer and Seller shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Buyer or Seller, as the case may be, proposes to make such press release. This provision shall not, however, be construed to prohibit any party from making any disclosures in accordance with the rules and regulations of any Governmental Authority with which it is required to comply under any Legal Requirement, or from filing this Agreement with, or disclosing the terms of this Agreement to, any governmentally regulated institutional lender to such party.

                 11. BROKERAGE FEES. Buyer and Seller represent and warrant to the other that it has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which it will have any liability, except (i) Seller has retained The Jones Group, Ltd. (the "Group") as its sole broker and finder in connection with this Agreement and the transaction contemplated hereby, and Seller has agreed to pay the entire commission of the Group and (ii) Buyer has retained Communications Equity Associates ("CEA") as its sole broker and finder in connection with this Agreement and the transaction contemplated hereby, and Buyer has agreed to pay the entire commission of CEA. Buyer shall have no liability or responsibility for the commission payable to Group and Seller shall have no liability or responsibility for the commission payable to CEA. Seller shall indemnify and hold Buyer harmless against and in respect of any breach by it of the provisions of this Section 11, and Buyer shall indemnify and hold Seller harmless against and in respect of any breach by it of the provisions of this Section 11.

                 12. CASUALTY LOSSES. The risk of any loss or damage to the Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the Adjustment Time. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent within 30 days from the occurrence of the event resulting in such loss or damage resumption of normal operations of any material portion of the System or replacement or restoration of the lost or damaged Assets, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged Assets, and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller to either (i) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or (ii) terminate this Agreement. If Buyer elects to terminate this Agreement, Buyer and Seller shall stand fully released and discharged of any and all obligations hereunder. If Buyer shall elect to consummate the transaction contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage shall be delivered by Seller to Buyer, or the rights thereto shall be assigned by Seller to Buyer if not yet paid over to Seller.

                 13.      MISCELLANEOUS.

                 13.1. Further Assurances. From time to time after the Closing, Seller shall, if requested by Buyer, make, execute and deliver to Buyer such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary or proper to transfer to Buyer all of Seller's right, title, and interest in and to the Assets. Such efforts and assistance shall be without cost to Buyer.

                 13.2. Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, (iii) sent by facsimile transmission, or (iv) delivered by courier, to the following addresses, or at such other address as a party may designate by notice given in accordance with this Section 13.2:


                          (i)     If to Seller:


                                  Cable TV Fund 14-A, Ltd.
                                  c/o Jones Intercable, Inc.
                                  9697 East Mineral Avenue
                                  P.O. Box 3309
                                  Englewood, Colorado 80155-3309
                                  Attention:  President
                                  Facsimile: (303) 799-4675

                                  With a copy to:

                                  Jones Intercable, Inc.
                                  9697 East Mineral Avenue
                                  P.O. Box 3309
                                  Englewood, Colorado 80155-3309
                                  Attention:  General Counsel
                                  Facsimile: (303) 799-1644

                          (ii)    If to Buyer:

                                  Lenfest Atlantic, Inc.
                                  c/o The Lenfest Group
                                  202 Shoemaker Road
                                  Pottstown, Pennsylvania 19464
                                  Facsimile: (610) 327-6340

                                  With a copy to:

                                  Samuel W. Morris, Jr.
                                  Vice President-General Counsel
                                  The Lenfest Group
                                  1332 Enterprise Drive
                                  Suite 300
                                  West Chester, Pennsylvania 19380
                                  Facsimile: (610) 431-7718



                 Notices delivered personally or by courier shall be effective upon delivery to the intended recipient. Notices transmitted by facsimile transmission shall be effective when confirmation of transmission is received. Notices delivered by registered or certified mail shall be effective on the delivery date set forth on the receipt of registered or certified mail, or three days after deposit in the mail, whichever is earlier.

                 13.3. Assignment; Binding Effect. Neither party may assign this Agreement or any interest herein without the prior written consent of the other party, except that Buyer may assign this Agreement to any entity controlling, controlled by or under common control with Buyer, in which case Buyer shall have no further liability or obligation under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 13.4. Expenses. Each party shall bear its own expenses and the fees and expenses of its legal counsel, accountants, and other experts incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

                 13.5. Taxes. Any sales, use, transfer or documentary taxes imposed in connection with the sale and delivery of the Assets and rights acquired by Buyer under this Agreement shall be paid by Buyer; provided, however, that Seller agrees to reimburse Buyer for one-half of any such taxes paid.

                 13.6. Collection of Accounts. From and after the Closing Date, Buyer shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as provided in this Agreement and to endorse with the name of Seller any checks or drafts received on account of any such items.

                 13.7. Entire Agreement; Amendments; Waivers. This Agreement merges all previous negotiations between the parties hereto and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power, or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power, or privilege shall preclude the further or full exercise thereof.

                 13.8. Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all of the signatures on such counterparts appeared on one document. All executed counterparts shall together constitute one and the same agreement.

                 13.9. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                 13.10. Schedules and Exhibits; Headings. All references herein to Schedules and Exhibits are to the Schedules and Exhibits attached hereto, which shall be incorporated in and constitute a part of this Agreement by such reference. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

                 13.11. Governing Law. The validity, performance, and enforcement of this Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of law of such State.

                 13.12. Third Parties; Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of Seller) other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

                 13.13. Construction. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

                 13.14. Attorneys' Fees. Notwithstanding any other provision of this Agreement, the prevailing party in any Litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby shall be entitled to recover from the nonprevailing party its reasonable attorneys' fees and costs of the Litigation.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        SELLER:

                                        CABLE TV FUND 14-A, LTD.,
                                        a Colorado limited partnership

                                        By:  JONES INTERCABLE, INC.,
                                             a Colorado corporation,
                                             its general partner


                                             By:   /s/ KEVIN P. COYLE
                                                ------------------------------
                                                   Kevin P. Coyle
                                                   Group Vice President/Finance

                                        BUYER:
                                        LENFEST ATLANTIC, INC.,
                                        a New Jersey corporation


                                        By: ------------------------------
                                            H.F. (Gerry) Lenfest
                                            President

                                  EXHIBIT A TO
                            ASSET PURCHASE AGREEMENT
                                    BETWEEN
                            CABLE TV FUND 14-A, LTD.
                                      AND
                             LENFEST ATLANTIC, INC.

                       ------------------------------

                     [Form of Bill of Sale and Assignment]


                 THIS BILL OF SALE AND ASSIGNMENT, dated as of ______, 1996, is given by Cable TV Fund 14-A, Ltd., a Colorado limited partnership ("Seller"), to Lenfest Atlantic, Inc., a New Jersey corporation ("Buyer").

                                    RECITALS

                 Seller and Buyer have entered into an Asset Purchase Agreement dated as of March __, 1996 (as amended from time to time, the "Agreement") that provides, among other things, for the assignment and transfer by Seller to Buyer of substantially all of the tangible and intangible assets of Seller's cable television system based in Turnersville, New Jersey and serving Washington and Monroe Townships in Gloucester County, Winslow and Waterford Townships and the Borough of Chesilhurst in Camden County and Folsom and Buena Vista Townships in Atlantic County, all in the State of New Jersey (the "System"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

                                   AGREEMENTS

                 For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller conveys, assigns, transfers and delivers to Buyer, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, all right, title and interest of Seller in all of the Assets, excluding the Excluded Assets, but including the following:

                 (a) All of the equipment, plant, inventory, spare parts, supplies and other tangible personal property that are owned or leased by Seller and used or useful as of the date hereof in the conduct of the business or operations of the System, including, without limitation, the items described on Exhibit A.

                 (b) All of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests that are owned or leased by Seller and used or useful, as of the date hereof, in the conduct of the business or operations of the System, including, without limitation, the interests described on Exhibit B.

                 (c) All municipal, county and state franchises, franchise applications (if any), authorizations and permits relating to the System, including, without limitation, the items described on Exhibit C.

                 (d) The leases, private easements, private rights-of-way, multiple dwelling unit agreements, programming agreements that are specific to the System, retransmission consent agreements that are specific to the System, must carry notifications, pole attachment and conduit agreements, subscriber agreements and other agreements described on Exhibit D.

                 (e) All rights of Seller to payment for services rendered by Seller prior to the date hereof in connection with the operation of the System, as reflected on the billing records of Seller.

                 (f) All domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the System granted to Seller by any Governmental Authority, except any public easements or rights-of-way related thereto, including without limitation the items described on Exhibit E.

                 (g) All of Seller's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics relating to the System, including filings with the FCC.

                 (h) All books and records relating to the business or operations of the System.

                 (i) The goodwill and going concern value generated by Seller with respect to the System.

                 (j) All intangible assets of Seller relating to the System not specifically described above.

                 TO HAVE AND TO HOLD the Assets unto Buyer, its successors and assigns, forever, and Seller hereby warrants and agrees to defend title to the same against all lawful claims of any Person.

                 Seller shall execute and deliver to Buyer such further instruments of conveyance as may be reasonably necessary to convey the Assets.

                 This Bill of Sale and Assignment is executed and delivered pursuant to the Agreement, subject to the covenants, representations, warranties and other provisions thereof. No provisions set forth in this Bill of Sale and Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Agreement.

                 Seller has executed this Bill of Sale and Assignment as of the date first above written.


                                    CABLE TV FUND 14-A, LTD.,
                                    a Colorado limited partnership

                                    By:  Jones Intercable, Inc.,
                                         a Colorado corporation,
                                         its general partner



                                         By:
                                            ------------------------------
                                             James B. O'Brien
                                             President

                                  EXHIBIT B TO
                            ASSET PURCHASE AGREEMENT
                                    BETWEEN
                            CABLE TV FUND 14-A, LTD.
                                      AND
                             LENFEST ATLANTIC, INC.

                       ------------------------------

                      [Jones Intercable, Inc. Letterhead]


                                _________, 1996


Lenfest Atlantic, Inc.
c/o The Lenfest Group
202 Shoemaker Road
Pottstown, Pennsylvania 19464

                 Re: Asset Purchase Agreement dated March __, 1996 (the "Agreement"), between Cable TV Fund 14-A, Ltd., a Colorado limited partnership ("Seller"), and Lenfest Atlantic, Inc., a New Jersey corporation ("Buyer")

Ladies and Gentlemen:

                 I am General Counsel of Jones Intercable, Inc., a Colorado corporation ("Jones") that is the general partner of Seller, and I have acted as counsel to Seller in connection with the transactions contemplated by the Agreement. This opinion is being delivered to you pursuant to Section 7.2.8 of the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Agreement.

                 In my capacity as counsel to Seller, I or persons under my supervision have examined the Agreement, including the Schedules and Exhibits thereto, and such other records, agreements, instruments, certificates and matters as I have considered necessary for the purpose of this opinion. As to certain factual matters, I have relied on certificates and oral confirmations issued

Lenfest Atlantic, Inc.
c/o The Lenfest Group
________, 1996
Page 2




or given by public officials, and on documents and information furnished to me by appropriate corporate officers of Jones.

                 In such examination, I have assumed the genuineness of all signatures, other than the signatures of the officers of Jones, the authenticity of all documents submitted to me as originals, the conformity with original documents of all documents submitted to me as certified, telecopied, photostatic or reproduced copies, and the authenticity of such latter documents. I have also assumed that the Agreement and each and every other document and instrument executed and delivered to Seller by Buyer have been duly authorized by all necessary action on the part of Buyer, have been duly executed and delivered by authorized agents of Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

                 I am qualified to practice law in the State of Colorado only and do not purport to express an opinion concerning the laws of any jurisdiction other than the internal laws of the State of Colorado and the United States federal law (except that no opinion is expressed herein with respect to the Communications Act of 1934, as amended, or the rules, regulations and orders promulgated or issued by the Federal Communications Commission thereunder). I am expressing no opinion herein as to whether a court would apply Colorado law to any particular aspect of the subject matter hereof. To the extent that the laws of any other state purport to govern the documents referenced herein, you may rely on my opinion with respect to such laws to the extent that the laws of such state or states are substantially the same as the laws of the State of Colorado, as to which sameness I express no opinion.

                 The opinion set forth in numbered paragraph 2 below relating to the enforceability of the Agreement is subject to the following limitation: such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and constitutional, statutory, common law or judicial requirements of notice and due process.

Lenfest Atlantic, Inc.
c/o The Lenfest Group
_________, 1996
Page 3




                 Based upon and subject to the foregoing and any other qualifications stated herein, I am of the opinion that:

                 1. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has all requisite partnership power and authority to own or lease its assets, to own and operate the System and to conduct its activities and to carry on the business of the System as such activities and business are currently conducted. Seller is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in the State of New Jersey.

                 2. Seller has full partnership power and authority to execute, deliver and perform the Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby on the part of Seller have been duly and validly authorized and approved by all necessary action on the part of Seller, including appropriate resolutions of the Board of Directors of Jones. The Agreement has been duly and validly executed and delivered by Seller, and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                 3. Except as set forth on the Schedules to the Agreement, the execution, delivery and performance by Seller of the Agreement does not and will not: (i) violate any provision of any Legal Requirement of Seller; (ii) conflict with or violate any of the provisions of the Limited Partnership Agreement of Seller; or (iii) conflict with, result in a breach of or constitute a default under any agreement or instrument to which Seller is a party or by which Seller or the Assets is bound.

                 This opinion is rendered to you in connection with the transactions contemplated by the Agreement and is not to be quoted in whole or in part or otherwise referred to in any of your financial statements or other public releases, nor is it to be filed with any Governmental Authority or any Person without my prior written consent. I assume no obligation to advise you of any changes in the opinion set forth herein which may come to my attention after the date hereof. This opinion may not be relied on by any other Person or for any

Lenfest Atlantic, Inc.
c/o The Lenfest Group
_________,1996
Page 4




purpose whatsoever other than the consummation of the transactions contemplated by the Agreement.

                                    Very truly yours,



                                    Elizabeth M. Steele

                                  EXHIBIT C TO
                            ASSET PURCHASE AGREEMENT
                                    BETWEEN
                            CABLE TV FUND 14-A, LTD.
                                      AND
                             LENFEST ATLANTIC, INC.

                     [Letterhead of Lenfest Atlantic, Inc.]


                 (a) Buyer is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to execute, deliver and perform the Asset Purchase Agreement according to its terms.

                 (b) The Asset Purchase Agreement has been duly authorized and approved on behalf of Buyer by all necessary corporate action.

                 (c) The Asset Purchase Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except in each case: the enforceability of the Asset Purchase Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and principles of equity and public policy affecting creditors' rights generally.

                 (d) Neither the execution, delivery and performance by Buyer of the Asset Purchase Agreement, nor the consummation by Buyer of the transactions contemplated thereby, will constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any material agreement or instrument known to me to which Buyer is a party or by which it is bound.

[Buyer's counsel's opinion delivered at Closing shall contain customary introductions and qualifications not reflected herein, all in form and substance reasonably satisfactory to Seller.]

                                  EXHIBIT D TO
                            ASSET PURCHASE AGREEMENT
                                    BETWEEN
                            CABLE TV FUND 14-A, LTD.
                                      AND
                             LENFEST ATLANTIC, INC.

                        ------------------------------

                        [Form of Assumption Agreement]


         THIS ASSUMPTION AGREEMENT is entered into on __________, 1996, between Lenfest Atlantic, Inc., a New Jersey corporation ("Buyer"), and Cable TV Fund 14-A, Ltd., a Colorado limited partnership ("Seller").

         WHEREAS, pursuant to the Asset Purchase Agreement dated as of March ____, 1996 (as amended from time to time, the "Purchase Agreement") between Buyer and Seller, Seller has agreed to convey, assign and transfer to Buyer substantially all of the assets of Seller's cable television system based in Turnersville, New Jersey and serving Washington and Monroe Townships in Gloucester County, Winslow and Waterford Townships and the Borough of Chesilhurst in Camden County and Folsom and Buena Vista Townships in Atlantic County, all in the State of New Jersey (the "System"); and

         WHEREAS, as further consideration for the sale to Buyer of the System, the Purchase Agreement requires that Buyer assume as of the Closing Date (as defined in the Purchase Agreement) and agree to pay and discharge when due, certain liabilities and obligations of Seller relating to the System, all as more specifically described in the Purchase Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the sale, conveyance, assignment, transfer and delivery of the System by Seller to Buyer and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

         1. ASSIGNMENT. Seller does hereby sell, convey, assign, transfer and deliver to Buyer, its successors and assigns, all the respective right, title and interest of Seller in and to the Franchises, Licenses and Contracts.

         2. ASSUMPTION OF LIABILITIES. As of the Closing Date, Buyer hereby assumes, and shall pay, discharge and perform the following: (i) all liabilities and obligations with respect to the acts, omissions or events occurring subsequent to the Closing Date under any Franchise, License or Contract; (ii) other obligations and liabilities of Seller only to the extent there was an adjustment in favor of Buyer with respect thereto pursuant to
Section 2.7 of the Purchase Agreement; and (iii) all obligations and liabilities arising out of Buyer's ownership of the Assets or operation of the System after the Closing Date.

         3. RETENTION OF RIGHTS. Nothing contained herein shall be deemed to alter, modify, expand or diminish the terms and provisions set forth in the Purchase Agreement, including the representations, warranties and covenants of the parties contained therein.

         IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be executed in their respective names and attested to by their duly authorized officers as of the date first above written.


                                     CABLE TV FUND 14-A, LTD.,
                                     a Colorado limited partnership

                                     By: Jones Intercable, Inc.,
                                         a Colorado corporation,
                                         its general partner

                                         By:
                                                 ------------------------------
                                                      James B. O'Brien
                                                      President



                                     LENFEST ATLANTIC, INC.,
                                     a New Jersey corporation

                                     By:
                                        ------------------------------
                                        H.F. (Gerry) Lenfest
                                        President